Exhibit 99.2

The following is the transcript of the conference call held by PeopleSoft, Inc. on October 1, 2004.

PSFT — PeopleSoft Appoints Dave Duffield as Chief Executive Officer

CORPORATE PARTICIPANTS

Bob Okunski
PeopleSoft — Vice President, Investor Relations

Skip Battle
PeopleSoft — Board of Directors

Dave Duffield
PeopleSoft — Founder, Chairman & CEO

Kevin Parker
PeopleSoft — Co-President & CFO

Phil Wilmington
PeopleSoft — Co-President

CONFERENCE CALL PARTICIPANTS

Ross MacMillan
Analyst

Eric Upin
Analyst

Tad Piper
Analyst

Jim Mendelson
Analyst

Heather Bellini
Analyst

Adam Holt
Analyst

Rich Sherlin
Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen, and welcome to the PeopleSoft conference call. (OPERATOR INSTRUCTIONS). I would now like to turn the conference over to Mr. Bob Okunski. Please go ahead, sir.

Bob Okunski - PeopleSoft — Vice President, Investor Relations

Thanks, Dustin. Good morning everyone and welcome to today’s conference call on this morning’s announcement. This is Bob Okunski, Vice President of Investor Relations here at PeopleSoft.

Before beginning today’s discussion, I need to spend a few minutes reminding you of the Safe Harbor limitations of our discussions. This conference call may contain forward-looking statements that state PeopleSoft’s intentions, beliefs, expectations or predictions for the future. Forward-looking statements often include the use of future tense words such as will, intends, anticipates, expects, look forward to and similar conditional or forward-looking words and phrases. You are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward-looking statements are as of the date that they are made, and PeopleSoft undertakes no obligation to update or revise them.

Specific forward-looking statements in this conference call are related to the appointment of the Chief Executive Officer, Presidents and Vice Chairman and certain anticipated effects and other such appointments. Forward-looking statements are subject to risks, assumptions, uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements, which may include the costs and disruption to our business arising from the Oracle hostile tender offer; the publicity surrounding the United States Department of Justice lawsuit against Oracle; and the unknown outcome of whether or not the Department of Justice will appeal the United States antitrust decision; economic and political conditions in the United States and abroad; the ability to complete and deliver products and services within currently estimated timeframes and budgets; the ability to manage expenses effectively; the ability to achieve revenue from products and services that are currently under development; the competitive environment and pricing pressure and whether the anticipated effects and results of the new officer appointments will be realized.

Additional risks, assumptions and uncertainties that relate to PeopleSoft and its business and operations and the Oracle tender offer specifically are referenced from time to time in PeopleSoft’s filings with the Securities and Exchange Commission. Please refer to PeopleSoft’s most recent reports on Form 10-Q and Form 10-K for more information on the risk factors that could cause actual results to differ.

Additional information. PeopleSoft has filed a solicitation recommendation statement on Schedule 14D-9 regarding Oracle’s tender offer. PeopleSoft stockholders should read the Schedule 14D-9 and any amendments thereof because these documents contain important information. The Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC’s Web site at www.SEC.gov and from PeopleSoft at www.PeopleSoft.com.

The purpose of today’s call is to discuss the announcement that we have made this morning, but before we turn to that, please note that we will not be taking any questions related to Oracle’s offer during the Q&A portion of the call. In addition, we are in a quiet period regarding the quarter, and except for the limited comments to be made by Kevin Parker we will not be discussing it.

At this point, I would like to introduce Skip Battle.

Skip Battle - PeopleSoft — Board of Directors

Thank you. Good morning and thanks to you all for joining us on such short notice. I am Skip Battle, a member of PeopleSoft’s Board of Directors, and I would like to introduce you to the people who are with me on this call. With me this morning are Dave Duffield, PeopleSoft’s Founder, Chairman and now Chief Executive Officer; Kevin Parker, Co-President and CFO; Phil Wilmington, Co-President.

This morning we announced that the Board of Directors has voted to appoint Dave Duffield, PeopleSoft’s Founder and Chairman, as the Company’s Chief Executive Officer. We also announced that Kevin Parker and Phil Wilmington have been named Co-Presidents and that Aneel Bhusri has been elected Vice Chairman of the Board. All of these appointments are effective immediately, and they follow the board’s decision to terminate Craig Conway as President and CEO. The decision regarding Mr. Conway resulted from a loss of confidence in his ability to continue to lead the Company. All of these decisions received the unanimous vote of the independent directors.

Returning to operational leadership of the company is someone we all know very well and respect a great deal. The Board has asked Dave Duffield, PeopleSoft’s Founder and CEO until 1999, to return to that post. The Board is grateful and delighted that Dave has answered our call and will once again assume the top management role at PeopleSoft. We note that he has asked for an annual salary of $1.00, and we’re going to give it to him, and requested that he be given no additional equity this year. The Board thanks Dave and is delighted that he will be guiding the Company with the innovative spirit and values upon which PeopleSoft was founded.

Dave will be supported by Kevin Parker and Phil Wilmington, two longtime PeopleSoft executives who have proven their effectiveness with the company stockholders, customers, employees and partners. The board has great confidence in Kevin and Phil operating as Co-Presidents. Kevin will be responsible for internal operations and will remain as CFO, and Phil will resume responsibility for worldwide field operations.

In addition, Aneel Bhusri will focus on our product and technology strategy as Vice Chairman. The Board believes these changes have been made in the best interest of PeopleSoft stockholders. PeopleSoft’s Board has and will continue to act to preserve and enhance the Company’s shareholder value.

Now I would like to ask Dave to say a few words.

Dave Duffield - PeopleSoft — Founder, Chairman & CEO

Thank you, Skip. It’s great to be back. Thank you to everybody on this call for joining us this morning.

This is an important day for PeopleSoft and an exciting day for me personally. When the Board asked me to return, I was glad to say yes. I am excited to be returning to our company on a full-time basis as CEO and look forward to working closely with our strong and talented management team. Like Skip I strongly believe that today’s announcement is in the best interest of PeopleSoft shareholders.

PeopleSoft is an amazing company, and my top priority is to build on the core values upon which it was founded. PeopleSoft is recognized as the leader in our industry due in large part to the Company’s commitment to operational excellence and innovation. Among the Company’s many strengths has always been our respect for employees, our commitment to customers and our ability to innovate.

I am very fortunate to have in place a management team with a proven ability to perform. I share the Board’s confidence in Kevin and Phil as operating Co-Presidents. Kevin will be responsible for internal operations and remain CFO, and Phil will assume responsibility for our worldwide field operations. I know I speak for the three of us in saying that we could not be more excited about working together and leading our fabulous Company. These people have achieved extraordinary results under the most challenging circumstances.

In addition, the Board has asked Aneel Bhusri to serve as Vice Chairman, guiding PeopleSoft’s technology vision and product strategy. Aneel is a General Partner at Greylock Management Corporation, focused on emerging technologies impacting the enterprise applications market. Prior to this, Aneel was a senior executive here at PeopleSoft. I am thrilled to have

Aneel’s combination of industry expertise and PeopleSoft knowledge to help guide our technology efforts.

This management structure embodies the collaborative approach that our Company was built on. Together we will focus on technology innovation, a relentless commitment to our customers, and a renewed drive to keep PeopleSoft a great place to work for all employees.

Thank you again and I would like to turn the call over to Kevin Parker.

Kevin Parker - PeopleSoft — Co-President & CFO

Thank you, Dave. I just wanted to note that we are very pleased the way this quarter has shaped up. License revenues for the third quarter are expected to be in excess of $150 million. We’ve had great success with both new and existing customers. Our performance demonstrates PeopleSoft’s continuing competitive strength and ability to perform. We are continuing to build on the tremendous loyalty, support and relationships we have with our customers.

By the way I would also like to add that while we announced the largest deal in PeopleSoft’s history with the Mexican IRS/IMSS, this quarter, it had no revenue implications within our Q3 results. PeopleSoft will hold a conference call in a few weeks to discuss the Company’s third quarter in more detail, and we’re looking forward to that event.

Now I would like to turn the call over to Phil.

Phil Wilmington - PeopleSoft — Co-President

Thanks, Kevin. You know today’s announcements are important to customers worldwide, and I would like to talk about what these changes really mean for our customers.

These changes mean that we will continue to focus on innovation, on market leadership and our relentless commitment to customer satisfaction. We will continue to drive our quality initiatives that have already delivered significant benefit to customers through our total ownership experience initiative. We will reaffirm PeopleSoft as a company that is great to do business with. We pledge this on behalf of PeopleSoft’s management team and all of our employees worldwide.

You know Kevin just spoke a moment ago about our results for the quarter, but we’re energized by PeopleSoft’s overall performance. We just completed our PeopleSoft Connect Conference last week in San Francisco. It was our most successful conference ever. We had more than 15,000 attendees from the Americas, from Japan, from Asia-Pacific. We are headed to London next week where we expect close to 2000 attendees from across Europe, the Middle East and Africa. These customers will attend keynote presentations and product sessions highlighting our product roadmap and our technology vision. It is an exciting time for PeopleSoft, and we are more committed than ever to PeopleSoft customers.

I would like now to turn the call back over to Skip Battle.

Skip Battle - PeopleSoft — Board of Directors

Thanks, Phil. Before we begin the Q&A portion of this morning’s call, let me remind you of what we said in our press release regarding Oracle.

Every decision with respect to Oracle’s offer has been made on the unanimous recommendation of the Independent Transaction Committee of the Board. And in every case where the Transaction Committee took any position with respect to Oracle, it was done without any members of management present, not Craig Conway, not Kevin Parker, not Phil Wilmington — no management people present.

Having said that, I would like to remind all of you that we will not be taking any questions related to Oracle’s offer. And with that, operator, we will now be happy to take questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Ross MacMillan.

Ross MacMillan - Analyst

Thank you. I just wondered if anyone could elaborate on the timing of the decision to remove Craig Conway as CEO just at the same time that you post obviously a number for the quarter which was significantly better than expectation? The two things seem to be somewhat in conflict, but maybe someone could talk to that. Thank you.

Skip Battle - PeopleSoft — Board of Directors

Well, the Transaction Committee recommended to the Board of Directors late last night that this change be made. I think you’re saying why would the Board do such a thing in the face of a very strong quarter? And it was an incredibly strong quarter.

The very simple and plain reason is that over time the Board has become increasingly concerned with Craig’s leadership and essentially has lost confidence. Now there is no smoking gun. There are no accounting irregularities. He is not terminated under the for cause provisions in his contract. It is a matter of the Board losing confidence in Craig, and when that happens, one has to make a decision.

We are extremely fortunate that we have such an experienced management team currently in place, and the success of the Company, Craig made strong contributions. And he is well-known for having brought to PeopleSoft a real thrust for operational excellence and high executional standards. But the guys who implemented those things on the administrative and financial side are Kevin Parker and, on the salesforce execution side, are Phil Wilmington in the United States and Guy Dubois in Europe. So the team is extremely strong, and with the addition of Dave Duffield and Aneel Bhusri, we think we have a lineup in place to win in the marketplace and provide shareholder value.

Ross MacMillan - Analyst

Thank you.

Operator

Eric Upin.

Eric Upin - Analyst

Thanks very much. Now that you are roughly at the 12 to 15 month mark with the J.D. Edwards integration, can you just give us a sense — I have two questions — where do you stand in your assessment in integrating J.D. Edwards, and looking back strengths, weaknesses in terms of the process and where it stands and how much work needs to be required looking forward?

Then secondly, any other restructuring or management changes expected moving forward? What are some of the near-term operational objectives organizationally?

Kevin Parker - PeopleSoft — Co-President & CFO

Eric, it is Kevin Parker. We will turn that into a three-part question, and maybe I will answer part and pass it on to some of the other team members here.

With respect to the J.D. Edwards integration from the operational perspective, I think we said in our most recent conference call that it is essentially complete. There are still ongoing activities, but in terms of the synergies, as we said at the end of the second quarter, the synergies are being achieved. We’re ahead of schedule in our synergies, and we would, of course, provide an update when we release the full details of our Q3 results. So I think that has gone very very well, and we are truly operating as one integrated company.

Phil, perhaps you want to talk about the sales side?

Phil Wilmington - PeopleSoft — Co-President

Yes, Eric. I think one of the reasons that we saw such consistent performance across our entire company this past quarter, is now the stability we have seen following the integration of the two salesforces, the former J.D. Edwards salesforce and the former PeopleSoft salesforce. We integrated these groups at the beginning of this calendar year and are now beginning to see the results of this organization that has been in place now for six months and now beyond. It is a stable organization, focused on product knowledge and its ability to understand the needs of its customers, and I think that is one of the reasons that we saw the performance that Kevin spoke about earlier.

Dave Duffield - PeopleSoft — Founder, Chairman & CEO

This is Dave. As to any further changes, I have been on the job for about eight hours now, and I am just going to be working with Kevin, Phil and others in the organization to really see where we are. I think we can do a good job of improving customer satisfaction and reinvigorating the employee community, and put together a technology vision that has been a little absent in the last period of time. So whether that necessitates changes or not, I am not totally sure at this time.

Operator

Tad Piper.

Tad Piper - Analyst

Thank you. A couple of questions. Were there any other or where there any 10 percent customers in the quarter? Secondly, can you give us any color on the impact you think the upgrade incentive program had in the final weeks of the quarter?

Just to clarify when you put on your announcement saying we have more revenue than Oracle did, at that time it seems clear that you did not close $80 million in revenue in the last week or maybe that is the case. I am just looking for a little bit more color on maybe what the linearity was like in the quarter. Thanks.

Kevin Parker - PeopleSoft — Co-President & CFO

Tad, Kevin. So let me see if I can remember all the questions. In terms of the upgrade program, that had no impact on the results of the quarter. We announced it, as you saw, at Connect. I think the interest on the part of customers is very high. It has been very well received and we are excited about it, but it had no impact on the results for the quarter.

In terms of the 10 percent customers, I think we will talk obviously in more detail about that. But the size of deals and things like that from our view is not materially different than what we have seen in other recent quarters.

And then with regard to the linearity, not going into too much detail about that, but the quarter was in many ways a traditional quarter and as you know the business is back-end loaded. I don’t think you would expect to see anything different this quarter as a result of that.

Tad Piper - Analyst

Just one quick thing. You talked about new customer traction. Can you give us any color on how much new customers roughly were — anecdotally how much they impacted the quarter?

Kevin Parker - PeopleSoft — Co-President & CFO

We are seven hours into this, so it’s a little bit tough to say. But I think we will be in a position to talk about that. As I said in the prepared remarks, we had significant traction with new customers and existing customers. So why not leave it at that, and we will have a chance to talk about that in a lot more detail in a few weeks.

Operator

Jim Mendelson.

Jim Mendelson - Analyst

I guess really two questions. One, with respect to the termination on Craig, given the overall performance of PeopleSoft under extreme duress, given that there is no accounting issue, no smoking gun, I guess I cannot help but see this as being in some way a question of confidence related to the issues dealing with Oracle.

And then secondly on a separate topic, Kevin, if you could give us some color perhaps on how the service revenue number looks for the quarter? Thank you.

Skip Battle - PeopleSoft — Board of Directors

Let me take the question with respect to Oracle and tell you that there has been no position that the Transaction Committee has taken with respect to Oracle that was at odds with where Craig was, and every vote of the Transaction Committee has been unanimous. So your speculation that this has something to do with positioning ourselves in some direction with regard to Oracle is just not right.

We’re not going to get into the details of why confidence with regard to the CEO was lost. But when that happens, a Board can’t govern in the face of loss of confidence (multiple speakers) (technical difficulty)—.

Kevin Parker - PeopleSoft — Co-President & CFO

With respect to the service revenues, Jim, unfortunately I cannot give you much detail, but we hope to do that in the very near future.

Operator

Heather Bellini.

Heather Bellini - Analyst

Kevin, I was just wondering could you give us a sense for either the number of transactions you saw this quarter versus last quarter, and also an idea on how ASPs trended versus last quarter? Thank you.

Kevin Parker - PeopleSoft — Co-President & CFO

It is obviously early days yet, so I cannot provide too much detail with regard to that. You know I think the number of transactions is going to be up sequentially obviously because the revenue is up sequentially, and so there is nothing unusual about that. But we will have more of that detail in the coming weeks.

Heather Bellini - Analyst

Okay. But you don’t have any idea — you know transactions are up, but ASPs are going to be up as well would you say, or are they going to be down?

Kevin Parker - PeopleSoft — Co-President & CFO

I would not speculate at this point. We are six hours or five hours into this, so we have a very good sense of where the revenue is and it was a very strong quarter, and we felt it was important to share that and we are very proud of the results.

Heather Bellini - Analyst

I guess if I could just ask one follow-up. Some people could be concerned that maybe you had a lot customers just take you up on business because they are not sure that they are going to be able to buy your products if Oracle is successful in closing the deal or if the EU say decides not to go against it. Can you give us a sense for how you think your success this quarter will impact your backlog for Q4?

Phil Wilmington - PeopleSoft — Co-President

This is Phil. First of all, I think Kevin made the statement which our results will bear out that we had a good balance between new and existing customer sales. And that’s a strong statement to not only the support of our existing customers but our ability to gain market share in a very competitive marketplace. So we are pleased with that.

I spoke earlier about the stability of the selling organization now that we have completed the integration and have had the selling organization in place at the beginning of the year in its current state. We enter the fourth quarter with pipelines that we are very excited about. We like the progress of our business, we like the balance across our product lines and feel that we are well positioned.

Operator

Adam Holt.

Adam Holt - Analyst

Good morning. Kevin, we realize that you are only a few hours into the quarter, but certainly the results were I think better than most people had expected. I was wondering what you had seen through the quarter was even maybe a little bit better than you would typically see sequentially into a September quarter, what do you know about what drove the up performance in the quarter? Was there any impact from deals that might have slipped out of the second quarter into Q3?

Kevin Parker - PeopleSoft — Co-President & CFO

Let’s see, I think to go back to the middle part of the question, what drove it I think is strong sales execution and strong customer support and the products in the marketplace. I think that is the root of the success undoubtedly.

I would say that the results were better than anyone expected, not most people but anyone expected. But the sales team had a very strong forecast to start the quarter. We have done better than our own internal forecasts, and I could not add more to it at this time. But as I said in a few weeks we will be able to talk to it in great detail.

Operator

Rich Sherlin.

Rich Sherlin - Analyst

Dave, welcome back. I guess I would ask, is this an interim position for you? Will the Board be looking for a full-time CEO, or is that your job going forward now? And also I was all puzzled when I think you mentioned that it was the Transaction Committee that voted to remove Craig Conway, but the Transaction Committee deals with the Oracle deal, but then you said there was no disagreement between Craig and the Transaction Committee on how to proceed with Oracle. I just want to make sure I had those facts right.

Dave Duffield - PeopleSoft — Founder, Chairman & CEO

The first part of the question, I am here for the long-term. I am certainly energized. I cannot imagine a better team of people to work with in light of the great performance the Company has put forth. So I am in it for the long-term. It’s going to be very enjoyable activity.

I think I am a good complement to these operationally excellent people. We have got some good technical people. We needed a little more in the way of vision and strategy, and I think I am pretty good at that stuff. So I think this is going to be a very fun exercise and good for the shareholders.

Skip Battle - PeopleSoft — Board of Directors

On the Transaction Committee question, the Transaction Committee are five members of the Board who meet every standard of independence from management. And so that position of independence and with no conflict with regard to shareholder value, is what determined the composition of that committee and positions would be taken in the Transaction Committee and recommended to the full Board. So the five members of the Transaction Committee would bring issues to the full Board, and the full Board would ratify the Transaction Committee’s recommendation or dispute it, or at least have the right and the authority to dispute it.

There has never been a position that we have taken with respect to the Oracle offer that has deviated from this process. The Transaction Committee had a unanimous point of view. It was brought to the full Board, and the full Board unanimously ratified those positions.

So with respect to the Oracle tender, that has been an independent action by members of the Board who are independent in fact, and that is essentially the way the process worked at all times.

Now last night the decision was made — the Transaction Committee brought to the Board a decision that two members of the Board who are not on the Transaction Committee who were at that meeting are Dave Duffield and Aneel Bhusri. They are conflicted by nature. They are not independent on that decision. So last night they abstained, and the Board unanimously went to extensions. Unanimously voted five yes with two abstentions.

So that is the way that the process is worked, and it has worked to make sure that the shareholders were getting absolute independent governance from the Board of Directors in both fact and appearance.

Rich Sherlin - Analyst

I just don’t want to read too much into this, the fact that this initiating came from the Transaction Committee itself. Is that because those are independent, or is that because they are working on the Oracle transaction issue?

Skip Battle - PeopleSoft — Board of Directors

No, the Transaction Committee was set up to be a group of independent directors, and they would deal with all the matters of governance around the Oracle transaction. Now I misspoke last night. Essentially what last night was before the full Board meeting, was a meeting of the Compensation Committee and the Governance and Nominating Committees with all the — any other independent director involved. That was a matter of legal form. So essentially it was the Nominating and Governance Committee and the Compensation Committee that made that recommendation to the Board.

The independent directors of the Board voted. The two members of a board who technically are not independent by listing standards and who were involved in the decision, David and Aneel, did not vote on their own appointments as is appropriate in reasonable governance.

Rich Sherlin - Analyst

Okay. Thank you.

Bob Okunski - PeopleSoft — Vice President, Investor Relations

All right. Thanks everybody and we will look forward to seeing you and talking to you in a few weeks about more details about our Q3 results and our expectations for Q4.

Operator

Thank you. Ladies and gentlemen, this concludes the PeopleSoft conference call. If you would like to listen to a replay of today’s conference, you may do so by dialing 1-800-405-2236 or 303-590-3000, followed by the passcode 11010851. (Repeats Numbers.)You may now disconnect and thank you for using AT&T Teleconferencing.